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                                                                    EXHIBIT 99.1
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                    VESTA COMPLETES INTERNAL INVESTIGATION

- CUMULATIVE IMPACT OF ACCOUNTING IRREGULARITIES IS $13.6 MILLION, TO BE REFLECTED IN FIRST QUARTER 1998 AND FOURTH QUARTER 1997 RESULTS

- COMPANY TO RESTATE HISTORICAL GAAP RESULTS TO REFLECT IMPACT OF IRREGULARITIES, CORRECTION OF ACCOUNTING METHODOLOGY

- VESTA HIRES JAMES E. TAIT, FORMER MANAGING PARTNER OF COOPERS & LYBRAND, AS ACTING CHIEF FINANCIAL OFFICER


  BIRMINGHAM, Ala., June 29 /PRNewswire/ -- Vesta Insurance Group, Inc. (NYSE:
VTA - news) announced today that it has concluded its internal investigation into accounting irregularities and that its findings will result in an aggregate $13.6 million net after-tax reduction (previously estimated at $15.25 million) in previously reported net income for the first quarter ended March 31, 1998 and the fourth quarter ended December 31, 1997.

  The Company also announced that it will correct the method of accounting by which it recognizes earned premium income in its reinsurance business, including a revision of the actuarial information on which anticipated reinsurance premiums and losses were calculated. These corrections will result in a restatement of historical financial statements consisting of a cumulative $49 million reduction in reported net after-tax earnings for the period between 1993 and 1997. Accordingly, year-end 1997 stockholders' equity will be reduced by the same amount. Of this amount, $29 million represents a timing difference in the recognition of earned premium and the related premium revenues should be reflected in earnings in 1998 and future periods. The remaining $20 million represents the correction of the actuarial information used to project premiums and loss reserves.

  Similarly, the accounting correction will result in an additional $9.8 million reduction of after-tax earnings and stockholders' equity at the end of the first quarter of 1998.

  The Company also announced today the appointment of James E. Tait as Senior Vice President and acting Chief Financial Officer. Mr. Tait is President of Tait Advisory Services, LLC and a former Managing Partner of Coopers & Lybrand, specializing in insurance and financial services practices.

The Investigation

  On June 1, 1998, the Company announced that it had hired outside counsel, Shereff, Friedman, Hoffman & Goodman, LLP, to conduct an investigation of accounting irregularities. These irregularities involved the inappropriate reduction of reserves and the overestimation of premium income in the Company's

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reinsurance business. The vast majority of the $13.6 million results from fewer than ten entries made between December 1997 and April 1998. $7.7 million of the amount will be reflected as a reduction of 1997 reported net income and $5.9 million will reduce earnings for the first quarter of 1998. Approximately $6.1 million of the $13.6 million reflects a reduction of reserves in the first quarter of 1998 that were subsequently reinstated, with the majority of the remaining $7.5 million relating to overestimation of premium income.

  On June 1, 1998, the Company also reported that it had received and accepted the resignation of Robert Y. Huffman. Since that time, the Company has received and accepted the resignation of two other persons.

Correction of Accounting Method and Actuarial Information

  While not directly related to the accounting irregularities that were the subject of its internal investigation, the Company, in consultation with its auditors KPMG Peat Marwick, also reexamined the method of accounting that it had been using in computing the earned reinsurance premiums included in its GAAP financial statements.

  As previously reported, one of the Company's subsidiaries changed the method for determining such premiums for statutory purposes for the 1997 year and going forward, after discussions with the Alabama Department of Insurance. The Company now has concluded that it is appropriate for it to use the same method of accounting in its GAAP financial statements as is used for statutory purposes and for the same method to be applied consistently for prior periods. Previously, for statutory and GAAP purposes, earned premiums were recognized in the fiscal year in which reinsurance treaties were entered into. The terms of these treaties frequently bridge two fiscal years; under the statutory method of accounting now being used for GAAP purposes as well, the premiums will be recognized as earned over the treaty year. This change will result in a net after-tax reduction of previously reported earnings and stockholders' equity of $29 million for 1997 and prior periods and the recognition of associated premium revenues in future periods.

  As a result of discussions with the Alabama Department of Insurance, one of the Company's subsidiaries also revised the actuarial information that it used in computing the premium income and related loss reserves for its reinsurance business, reducing the after-tax income related to earned premiums by approximately $20 million. While the Company previously believed, based upon advice received, that this revision was immaterial to its financial statements, the Company, in consultation with KPMG Peat Marwick, now has concluded that in conjunction with the other restatement being made, the effect of the revised actuarial method should be included in its historical financial statements. The Company's auditors have withdrawn their prior accountants' reports and are expected to report on the restated financial statements when issued.

Business Suffered Little Adverse Effects, Financial Strength Unaffected, Says Acting CEO Norman Gayle.

  "We are pleased that we have been able to conclude our examination and evaluation of these complex matters expeditiously," said Norman W. Gayle, III, acting Chief Executive Officer of the Company. "We are grateful that during the

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period that our investigation was being conducted, our primary and reinsurance business suffered little adverse effects. Our entire organization picked up the burden of assisting the inquiries without losing focus on our core business. Our business partners have expressed support for our Company as an outgrowth of the strong relationships we have built up over the years.

  "The financial impact of the matters covered by the internal investigation and accounting changes do not affect the financial strength of Vesta," continued Mr. Gayle. "The bulk of the changes have already been reflected in the financial statements of our operating subsidiaries. After giving effect to all of these adjustments, Vesta continues to have stockholders' equity in excess of $300 million and is in compliance with all of its financial covenants in its loan agreements. Our financial position and our franchise remain strong.

James Tait to Join Management Team as Acting Chief Financial Officer

  "To assist us in pursuing our plans for our business, we are delighted to have James E. Tait joining us as acting Chief Financial Officer. Jim's nearly three decades of experience in accounting and management and in-depth knowledge of insurance company accounting, administration and quality control will be invaluable as we work to position the company for continued solid financial
performance well into the future," Mr. Gayle said.   Mr. Tait joins Vesta from
Tait Advisory Services, LLC, where he has been serving as President since 1996. He also worked for more than 25 years with Coopers & Lybrand, where he most recently served as Managing Partner for the Midstates Region, responsible for all operations in the Business Assurance, Tax and Financial Advisory Services segments delivered to regional clients. He also held a number of other positions at Coopers & Lybrand, including Partner in charge of its Insurance Industry Team and Partner in charge of the Central Region Financial Services Team. His experience includes audit, accounting, financial reporting, SEC and other advisory services as well as quality control and administration. Mr. Tait holds a Bachelors of Science degree in Accounting from University of Alabama and a Juris Doctor from Birmingham School of Law.

  Vesta Insurance Group, Inc., headquartered in Birmingham, Alabama, is a holding company for a group of property and casualty insurance companies that offer reinsurance and primary insurance for personal and commercial risk.

  Any statement contained in this release that is not a historical fact, or that might otherwise be considered an opinion or projection concerning the Company or its business, whether expressed or implied, is meant as and should be considered a forward-looking statement as that term is defined in the Private Securities Litigation Reform Act of 1996. Forward-looking statements are based on the assumptions and opinions concerning a variety of known and unknown risks. If any of these assumptions or opinions prove incorrect, any forward-looking statements made on the basis of such assumptions or opinions may also prove materially incorrect in one or more respects.

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